Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234281

Prospectus Supplement

(To Prospectus dated November 4, 2019)

4,700,000 Common Shares

Pre-Funded Warrants to Purchase up to 9,603,000 Common Shares

We are offering an aggregate of 14,303,000 of our common shares (or pre-funded warrants), par value $0.01 per share, directly to a single institutional investor (whom we refer to herein as the Investor) pursuant to this prospectus supplement and the accompanying prospectus. Each common share sold in this offering includes a preferred stock purchase right that trades with the common share (which are also registered pursuant to this prospectus supplement). The offering price is $0.50 per common share. In a concurrent private placement, we are also issuing to the Investor warrants to purchase an aggregate of up to 14,303,000 of our common shares at an exercise price of $0.50 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The private placement warrants will be exercisable for a period of five years commencing on the date of issuance. The private placement warrants and the common shares issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

We are also offering to the purchaser, with respect to the purchase of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant in lieu of one common share. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant will be equal to the price per one common share, minus $0.0001, and the remaining exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis. This prospectus supplement also relates to the offering of common shares issuable upon exercise of such pre-funded warrants.

Our common shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “TOPS.”

There is currently no established trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to apply for a listing for any of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates is approximately $41,572,404, based on 42,420,820 common shares outstanding, of which 42,320,820 are held by non-affiliates, and a closing price on Nasdaq of $0.98 on April 5, 2022. As of the date hereof, we have sold securities with aggregate gross proceeds of $2,066,217 pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof. We are thus currently eligible to offer and sell up to an aggregate of $11,791,250 of our securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-4 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or the Commission, that are incorporated by reference herein for more information, before you make any investment in our common shares.

We have retained Maxim Group LLC (who we refer to herein as the Placement Agent or Maxim) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our common shares in this offering, and we have agreed to pay the Placement Agent a cash fee of 6.25% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay certain expenses and advances of the Placement Agent, as discussed under “Plan of Distribution.” The Placement Agent is not selling any of our common shares pursuant to this prospectus supplement or the accompanying prospectus. We expect that delivery of our common shares being offered pursuant to this prospectus supplement will be made to the Investor on or about June 7, 2022, subject to customary closing conditions.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$0.50	$0.4999	$7,150,540
Placement agent fees	$0.0313	$0.0312	$446,909
Proceeds to the Company before expenses	$0.4688	$0.4687	$6,703,631

None of the Securities and Exchange Commission, or the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is June 3, 2022.

Table of Contents

Prospectus Summary

P age

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-10
CAPITALIZATION	S-11
DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE ARE OFFERING	S-12
TAX CONSIDERATIONS	S-13
PRIVATE PLACEMENT TRANSACTION	S-14
PLAN OF DISTRIBUTION	S-15
EXPENSES	S-17
LEGAL MATTERS	S-17
EXPERTS	S-17
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-17

BASE PROSPECTUS

SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
CAPITALIZATION	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF DEBT SECURITIES	20
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF PURCHASE CONTRACTS	27
DESCRIPTION OF RIGHTS	28
DESCRIPTION OF UNITS	29
ENFORCEABILITY OF CIVIL LIABILITIES	30
EXPENSES	31
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31

S-i

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently-filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares and pre-funded warrants only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

S-ii

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.

TOP Ships Inc. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “continue,” “possible,” “likely,” “may,” “should,” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

•	our ability to maintain or develop new and existing customer relationships with refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we have ordered or may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;

S-iii

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation, including purported class-action litigation;

•	changes in general economic and business conditions;

•	general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine, potential disruption of shipping routes due to accidents, political events, including “trade wars”, piracy, acts by terrorists or major disease outbreaks such as the recent worldwide coronavirus outbreak;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;

•	the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”) and its impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

•	other important factors described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.

Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

S-iv

Prospectus Supplement Summary

This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is in the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars. Further, unless otherwise indicated, the information presented in this prospectus supplement gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-twenty reverse stock split of our issued and outstanding common shares effective on August 22, 2019, and a one-for-twenty-five reverse stock split of our issued and outstanding common shares effective on August 10, 2020.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus supplement, our fleet consists of one 50,000 dwt product/chemical tankers, the M/T Eco Marina Del Ray, five 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Malibu, the M/T Eco West Coast, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”)and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.

Our Fleet

The following tables present our fleet list as of the date of this prospectus supplement:

Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	Cargill	March 2024	none	$15,100

Operating Suezmax Vessels on SLBs (treated as operating leases):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	March 2024	9 months	$24,000 / $24,000
M/T Eco Beverly Hills	157,000	Trafigura	May 2024	7 months	$24,000 / $24,000

Operating Suezmax Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500

Operating Suezmax Vessels financed via senior loan facilities:

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco West Coast	157,000	Clearlake	March 2024	1+1 years	$33,950 / $34,750 / $36,750
M/T Eco Malibu	157,000	Clearlake	May 2024	1+1 years	$33,950 / $34,750 / $36,750

Operating VLCC Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2025	1+1 years	$36,000 / $39,000 / $41,500
M/T Legio X Equestris	300,000	Trafigura	February 2025	1+1 years	$35,750 / $39,000 / $41,500

Operating Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900

All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.” The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our principal executive office is +30 210 812 8127. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus supplement. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

The Offering

Issuer	TOP Ships Inc., a Marshall Islands corporation

Common shares outstanding as of the date of this prospectus	42,420,820 common shares

Common shares offered by us	14,303,000 common shares

Common shares to be outstanding immediately after this offering (1)

56,723,820 common shares

We are also offering to each purchaser, with respect to the purchase of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant in lieu of one common share. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant will be equal to the price per common share, minus $0.0001, and the remaining exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Preferred share purchase rights	Our common shares include preferred share purchase rights, as described under the heading “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 which is incorporated by reference herein.

Use of proceeds

The net proceeds of this offering, after deducting the transaction fee payable to the Placement Agent and our estimated offering expenses, will be for general corporate purposes, which may include, among other things, repayment of senior secured debt, redemption of preferred shares, or the acquisition of additional vessels in accordance with our business strategy. However, we currently have not identified any potential acquisitions, and we can provide no assurance that we will complete the acquisition of any additional vessels that we are able to identify. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our common shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.

Listing	Our common shares are traded on the Nasdaq Capital Market under the symbol “TOPS.”

Concurrent private placement	In a concurrent private placement, we are issuing to the purchasers of our common shares (or pre-funded warrants) in this offering warrants to purchase 14,303,000 of our common shares at an exercise price of $0.50 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants and the common shares issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement Transaction.”

(1)       The number of our common shares that will be outstanding immediately after this offering as shown above excludes:

•	14,303,000 common shares issuable upon exercise of the warrants being issued in the private placement concurrently with this offering; and

•	22,420,000 common shares issuable upon conversion of the Series E Preferred Shares, calculated as of the date of this prospectus supplement.

Risk Factors

An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022 and incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.

Risks Related to Our Common Shares and this Offering

Our share price may continue to be highly volatile, which could lead to a loss of all or part of a shareholder’s investment.

The market price of our common shares has fluctuated widely since our common shares began trading in July of 2004 on the Nasdaq Stock Market LLC.

The market price of our common shares is affected by a variety of factors, including:

•	fluctuations in interest rates;

•	fluctuations in the availability or the price of oil and chemicals;

•	fluctuations in foreign currency exchange rates;

•	announcements by us or our competitors;

•	changes in our relationships with customers or suppliers;

•	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in our industry;

•	changes in United States or foreign tax laws;

•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the war in Ukraine.

•	actual or anticipated fluctuations in our operating results from period to period;

•	shortfalls in our operating results from levels forecast by securities analysts;

•	market conditions in the shipping industry and the general state of the securities markets;

•	business interruptions caused by the ongoing outbreak of COVID-19;

•	mergers and strategic alliances in the shipping industry;

•	changes in government regulation;

•	a general or industry-specific decline in the demand for, and price of, shares of our common shares resulting from capital market conditions independent of our operating performance;

•	the loss of any of our key management personnel;

•	our failure to successfully implement our business plan;

•	issuance of shares; and

•	stock splits / reverse stock splits.

In addition, over the last few years, the stock market has experienced price and volume fluctuations, including due to factors relating to the ongoing outbreak of COVID-19 and the war in Ukraine, and this volatility has sometimes been unrelated to the operating performance of particular companies. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects. During 2022, the price of our common shares experienced a high of $1.64 in March and a low of $0.70 in January. This market and share price volatility relating to the effects of COVID-19, as well as general economic, market or political conditions, has and could further reduce the market price of our common shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.

In addition, a possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common shares. The Investor may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company.

There is no guarantee of a continuing public market for you to resell our common shares.

Our common shares currently trade on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue and you may not be able to sell your common shares in the future at the price that you paid for them or at all. The price of our common shares may be volatile and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the shipping industry;

•	market conditions in the shipping industry and the general state of the securities markets;

•	changes in government regulation;

•	shortfalls in our operating results from levels forecast by securities analysts; and

•	announcements concerning us or our competitors.

Further, a lack of trading volume in our stock may affect investors’ ability to sell their shares. Our common shares have periodically had low daily trading volumes in the market. As a result, investors may be unable to sell all or any of their shares in the desired time period, or may only be able to sell such shares at a significant discount to the previous closing price.

Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

On March 11, 2019, we received written notification from Nasdaq, indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). On August 22, 2019 we effectuated a 20 to 1 reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on September 5, 2019.

On December 26, 2019, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On April 17, 2020 we received a written notification from Nasdaq granting an extension to the grace period for regaining compliance. On August 7, 2020 we effectuated a 25 to 1 reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on August 25, 2020.

On January 26, 2022, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the preceding 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On March 22, 2022, we announced that Nasdaq had notified us that we had regained compliance with the minimum bid price requirement.

On May 18, 2022, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until November 14, 2022.

A continued decline in the closing price of our common shares on Nasdaq could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements as well as constitutes an event of default under certain classes of our preferred stock and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use its discretion to direct the net proceeds from this offering. The net proceeds of this offering, after deducting the Placement Agent’s commissions and our estimated offering expenses, will be used for general corporate purposes (please see “Use of Proceeds”). Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We issued common shares in the past through various transactions, and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.

We have already sold large quantities of our common shares, and securities convertible into common shares, pursuant to previous public and private offerings of our equity and equity-linked securities. We currently have an effective registration statement on Form F-3 (333-234281), for the registered sale of $200 million of our securities, of which we have sold $127.6 million. We also have 13,452 Series E Preferred Shares outstanding, which are convertible into approximately 22,420,000 shares, calculated as of the date of this prospectus supplement. All of the Series E Preferred Shares and the common shares issuable on conversion of the Series E Preferred Shares are beneficially owned by the Lax Trust, an irrevocable trust established for the benefit of certain family members of Mr. Evangelos J. Pistiolis, our President, Chief Executive Officer and Director.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series E or Series F Preferred Shares, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested. We are also offering pre-funded warrants in this prospectus. Our issuance of additional common shares upon the exercise of the pre-funded warrants would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant holders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and the market price of our common shares could decline.

Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available for dividends payable on the shares of our common shares may decrease;

●	the relative voting strength of each previously outstanding common share may be diminished; and

●	the market price of the shares of our common shares may decline.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our Third Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Investors may experience significant dilution as a result of this offering and future offerings.

We are selling up to 14,303,000 common shares, which is approximately 25% of our issued and outstanding common shares on a pro forma basis, through this offering pursuant to this prospectus supplement. In addition, we are issuing in a concurrent private placement warrants to purchase up to 14,303,000 common shares. The Investor may resell some or all of the common shares we issue to them, or to the holders of warrants upon the exercise of such warrants, and such sales could cause the market price of our common shares to decline. Under these circumstances, our existing shareholders would experience greater dilution.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares in the future, which may result in additional significant dilution.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our common shares, and securities convertible into common shares, and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The issuance of common shares in this offering may trigger anti-dilution provisions in our Series E Preferred Shares and affect the interests of our common shareholders.

The Series E Preferred Shares contain anti-dilution provisions that have been triggered by securities we have issued, including common shares, convertible preferred shares, and warrants, and could further be triggered by future issuances of the same or similar types of securities, depending on the offering price of equity issuances, the conversion price or formula of convertible shares or the exercise price or formula of warrants. Any issuance of common shares, including in this offering, below the applicable fixed conversion price of the Series E Preferred Shares would result in an adjustment downward of the Series E Preferred Shares fixed conversion price and could result in a corresponding increase in the number of common shares each Series E Share is converted into. Moreover, future issuance of other equity or debt convertible into or issuable or exchangeable for common shares at a price per share less than the current fixed conversion price of the Series E Preferred Shares would result in similar adjustments. These adjustments could increase the number of common shares issuable upon conversion of the Series E Preferred Shares, dilute the interests of our common shareholders and affect the trading price for our common shares. Furthermore, the Series E Preferred Shares conversion price is equal to the lesser of the fixed conversion price, subject to adjustment as described above, and a variable conversion price, namely 80% of the lowest daily Volume-Weighted Average Price (“VWAP”) of our common shares over the 20 consecutive trading days expiring on the trading day immediately prior to the date of delivery of a conversion notice. However, in no case can the conversion price be less than $0.60 (“Floor Price”). As of the date of this prospectus supplement, because of the operation of this variable conversion price, the Series E Preferred Shares have a conversion price equal to the Floor Price of $0.60 and are convertible into 22,420,000 common shares.

Anti-takeover provisions in our organizational documents could have the effect of discouraging, delaying or preventing a merger or acquisition, which could reduce the market price of our common shares.

Several provisions of our Third Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-laws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.

These provisions include:

•	authorizing our Board of Directors to issue “blank check” preferred stock without stockholder approval;

•	providing for a classified Board of Directors with staggered, three-year terms;

•	prohibiting cumulative voting in the election of directors;

•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for the directors;

•	prohibiting shareholder action by written consent unless the written consent is signed by all shareholders entitled to vote on the action;

•	limiting the persons who may call special meetings of shareholders;

•	establishing advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on by shareholders at shareholder meetings; and

•	restricting business combinations with interested shareholders.

In addition, we have entered into a stockholders rights agreement that makes it more difficult for a third party to acquire a significant stake in the Company without the support of our Board of Directors.

The above anti-takeover provisions and the provisions of our stockholders rights agreement could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

Our corporate affairs are governed by our Third Amended and Restated Articles of Incorporation, as amended, our By-laws, and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

It may not be possible for investors to serve process on or enforce U.S. judgments against us.

We and all of our subsidiaries are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries are located outside the U.S. In addition, all of our directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

Our By-laws provide that the High Court of the Republic of Marshall Islands shall be the sole and exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our By-laws provide that, unless the Company consents in writing to the selection of an alternative forum, the High Court of the Republic of Marshall Islands, shall be the sole and exclusive forum for (i) any shareholders’ derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Business Corporations Act of the Republic of the Marshall Islands, or (iv) any action asserting a claim governed by the internal affairs doctrine. This forum selection provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits with respect to such claims.

We may not achieve the intended benefits of having a forum selection provision if it is found to be unenforceable.

Our By-laws include a forum selection provision as under the section herein entitled “Description of Share Capital – Shareholders’ Derivative Actions”. However, the enforceability of similar forum selection provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the forum selection provision contained in our By-laws to be inapplicable or unenforceable in such action. If a court were to find the forum selection provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

We are a “foreign private issuer,” which could make our common shares less attractive to some investors or otherwise harm our stock price.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. As a “foreign private issuer” the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make our common shares less attractive to some investors or otherwise harm our stock price.

Use of Proceeds

The net proceeds of this offering, after deducting the transaction fee payable to the Placement Agent and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, repayment of senior secured debt, redemption of preferred shares, or the acquisition of additional vessels in accordance with our business strategy. However, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify.

Capitalization

The following table sets forth our consolidated capitalization as of December 31, 2021:

1.	on an actual basis;

2.	on an as adjusted basis to give effect to the following transactions which occurred between December 31, 2021 and June 3, 2022:

•	The issuance of 7,200,000 Series F Preferred Shares with a value of $10 per share to Africanus Inc, a company affiliated with our CEO, with a redemption premium of $14.4 million, in exchange for the assumption by Africanus Inc of an amount of $47.6 million of shipbuilding costs for our newbuilding vessels M/T Eco Oceano CA (Hull No. 871), M/T Julius Caesar (Hull No. 3213) and M/T Legio X Equestris (Hull No. 3214) as well as and the settlement of $24.4 million of our remaining payment obligations relating to the VLCC Transaction;

•	the issuance of 2,588,848 common shares pursuant to the Equity Distribution Agreement we entered into with Maxim Group LLC on April 15, 2022, with aggregate net proceeds of $2.0 million;

•	the drawdown of $108.0 million from the sale and leaseback of M/T Julius Caesar and M/T Legio X Equestris ($54.0 million per vessel) from China Merchants Bank Financial Leasing (“CMBFL”) (the sale and leaseback will be accounted as a financing transaction);

•	the drawdown of $48.2 million from the sale and leaseback of M/T Eco Oceano CA from AVIC International Leasing Co., Ltd ("AVIC") (the sale and leaseback will be accounted as a financing transaction, “the second AVIC facility”);

•	the prepayment of $54.2 million of the outstanding AVIC Facility (“the first AVIC facility”) due to the sale of M/T’s Eco Los Angeles and Eco City of Angels;

•	$5.6 million of scheduled debt repayments under the ABN Amro, the Cargill, the first and second AVIC, second CMBFL and the Alpha Bank facilities; and

3.	on a further adjusted basis, assuming our issuance and sale of the maximum amount of $7.2 million of our common shares at an offering price of $0.50 per share and assuming exercise of all pre-funded warrants (i.e. a total of 14,303,000 common shares) and further assuming no exercise of the warrants to purchase common shares, net of estimated expenses and placement agent transaction fees of $0.6 million.

(Unaudited, Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As Further Adjusted
Debt:(1) (2)
Current portion of long term debt	7,205	15,360	15,360
Non-current portion of long term debt	90,163	233,083	233,083
Debt related to vessels held for sale	53,202	-	-
Total debt	150,570	248,443	248,443
Mezzanine equity:
Preferred stock Series E, $0.01 par value; 13,452 shares issued and outstanding at December 31, 2021, as adjusted and as further adjusted and Preferred stock Series F, $0.01 par value; 0 shares issued and outstanding at December 31, 2021 and 7,200,000 as adjusted and as further adjusted	16,142	102,542	102,542
Shareholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 39,831,972 shares issued and outstanding at December 31, 2021, 42,420,820 common shares issued and outstanding as adjusted and 56,723,820 shares issued and outstanding as further adjusted	398	424	567
Preferred stock Series D, $0.01 par value; 100,000 shares issued and outstanding at December 31, 2021 as adjusted and as further adjusted	1	1	1
Additional paid-in capital	429,577	417,176	423,613
Accumulated deficit	(336,754)	(336,754)	(336,754)
Total Shareholders’ and Mezzanine equity	109,364	183,389	189,969
Total capitalization	259,934	431,832	438,412

(1)	The capitalization table does not take into account any loan fees for the new loans and sale and leaseback financings or any amortization of deferred finance fees incurred after December 31, 2021 or any write-offs of deferred fees in respect of loans fully repaid.

(2)	Our indebtedness (both current and non-current portions), is secured by titles on our vessels and/or by mortgages on our vessels and is guaranteed by us.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE ARE OFFERING

Common Shares

You should carefully review the description of our share capital under the heading “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 which is incorporated by reference herein.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investors in this offering and which was filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrant. If we do not issue the shares in a timely fashion, the Pre-Funded Warrant contains certain damages provisions. No fractional common shares will be issued in connection with the exercise of a Pre-Funded Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price for the Pre-Funded Warrants is $0.0001 per share and the exercise price and number of common shares issuable upon exercise of our Pre-Funded Warrants will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrants itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrants following such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our common shares, the holder of Pre-Funded Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Pre-Funded Warrants. Holders of Pre-Funded Warrants have the right to participate in dividends and certain distributions as specified in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The Pre-Funded Warrants are governed by New York law.

Tax Considerations

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our annual report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022 and incorporated by reference herein.

PRIVATE PLACEMENT TRANSACTION

Purchase Warrants

Concurrently with the sale of common shares in this offering, we will issue to the Investor in this offering warrants to purchase up to an aggregate of 14,303,000 common shares at an exercise price equal to $0.50 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash.

The private placement warrants and the common shares issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell common shares issued upon exercise of the private placement warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The private placement warrants are exercisable for a period of five years commencing on the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the common shares underlying the private placement warrants under the Securities Act is not effective or available at any time after the six month anniversary of the date of issuance of the private placement warrants, the holder may, in its sole discretion, elect to exercise the private placement warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the private placement warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, but not in excess of 4.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the private placement warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the private placement warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the private placement warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the private placement warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement warrant following such fundamental transaction. In addition, the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the private placement warrants in accordance with the terms of such warrants. Additionally, as more fully described in the private placement warrants, in the event of certain fundamental transactions, the holders of those warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except as otherwise provided in the private placement warrants or by virtue of such holder’s ownership of our common shares, the holder of a private placement warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. Provided that we are then eligible to file a Form F-3 under General Instruction I.B.5 of Form F-3, within 30 days of the offering, we are required to file a registration statement on Form F-3 providing for the resale of the common shares issued and issuable upon the exercise of the private placement warrants within 30 days of the offering. Subject to certain exceptions, we are required to use commercially reasonable efforts to cause such registration to become effective within 90 days of the date of issuance and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof. In the event that we are not eligible to file a Form F-3 under General Instruction I.B.5 of Form F-3, we are required to file a registration statement on Form F-1 within 45 days of the offering and are required to use commercially reasonable efforts to cause such registration statement to become effective within 120 days of the of date of issuance.

Plan of Distribution

Maxim Group LLC has agreed to act as the exclusive lead placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated June 3, 2022. The Placement Agent is not purchasing or selling any of our common shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of our common shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of our common shares offered hereby. Therefore, we will enter into a securities purchase agreement directly with the investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We will make offers only to a limited number of institutional accredited investors. Maxim Group LLC is also acting as the placement agent for the private placement transaction and is being paid a fee related to the placement of the private placement warrants.

We have agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

Pursuant to the terms of the securities purchase agreement, from the date hereof until 60 days after the issuance of the securities thereunder, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or common share equivalents, subject to certain exceptions set forth in the securities purchase agreement.

We have also agreed in the securities purchase agreement, subject to certain exceptions, to a restriction on the issuance of any variable priced securities until the earlier of (i) 3 Trading Days after the date the warrants are exercised in full and (ii) nine (9) months after the closing date of the offering.

Fees and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 6.25% of the gross proceeds of this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our common shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the common shares offered hereby.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$0.50	$0.4999	$7,150,540
Placement agent fees	$0.0313	$0.0312	$446,909
Proceeds to the Company before expenses	$0.4688	$0.4687	$6,703,631

In addition, we have agreed to reimburse Maxim Group LLC’s actual out-of-pocket expenses up to $45,000.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees, will be approximately $125,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common share is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “TOPS.”

Expenses

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

Legal Fees and Expenses	$100,000
Accountants’ Fees and Expenses	$20,000
Miscellaneous Costs	$5,000
Total	$125,000

Legal Matters

The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Watson Farley & Williams LLP, 250 West 55th Street, New York, New York 10004. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Placement Agent in this offering.

Experts

The consolidated financial statements of Top Ships Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Top Ship Inc.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

Where You Can Find Additional Information

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.topships.org. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus supplement incorporates by reference the following documents:

•	Our annual report on F orm 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	Our report on Form 6-K furnished to the Commission on May 20, 2022.

•	Our report on Form 6-K furnished to the Commission on June 3, 2022.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:

TOP Ships Inc.

1 Vas. Sofias and Meg. Alexandrou Str, 15124 Maroussi, Greece

(011) 30 210 812-8180 (telephone number)

These reports may also be obtained on our website at www.topships.org. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PRELIMINARY PROSPECTUS

$200,000,000

Common Shares (including preferred stock purchase rights), Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units

TOP SHIPS INC.

Through this prospectus, we may periodically offer common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The prices and terms of the securities that we will offer or sell will be determined at the time of their offering and will be described in a supplement to this prospectus.  This prospectus describes some of the general terms that may apply to these securities.  The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.”

The aggregate market value of our outstanding common shares held by non-affiliates as of October 21, 2019 is $39.3 million, based on 4,493,528 common shares held by non-affiliates, and a closing price on the Nasdaq Capital Market of $8.74 on September 9, 2019. As of the date hereof, we have offered $7,934,756 securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk.  Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 4 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2019.

ABOUT THIS PROSPECTUS

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units that are described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific types, amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all of the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We and any underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Table of Contents

SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
CAPITALIZATION	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF DEBT SECURITIES	20
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF PURCHASE CONTRACTS	27
DESCRIPTION OF RIGHTS	28
DESCRIPTION OF UNITS	29
ENFORCEABILITY OF CIVIL LIABILITIES	30
EXPENSES	31
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31

i

SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information.  This summary may not contain all of the information that may be important to you.  We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to TOP SHIPS INC. and all of its subsidiaries, and “TOP SHIPS INC.” refers only to TOP SHIPS INC. and not to its subsidiaries.

We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our fleet, both sale and leasebacked and owned has a total capacity of 892,000 deadweight tonnes (“dwt”). As of the date of this prospectus, our fleet consists of two owned 39,000 dwt product/chemical tankers vessels, the M/T Eco Fleet and the M/T Eco Revolution, and two owned 50,000 dwt product/chemical tankers, the M/T Stenaweco Elegance and the M/T Eco Palm Desert. We also have sale and leaseback agreements for four 50,000 dwt product/chemical tankers, M/T Nord Valiant, M/T Stenaweco Excellence, the M/T Eco California and the M/T Eco Marina Del Ray and two 159,000 dwt Suezmax tankers, the M/T Eco Bel Air and M/T Eco Beverly Hills and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Holmby Hills and the M/T Palm Springs as well as two chartered-in 50,000 dwt product/chemical tankers vessels, the M/T Stenaweco Energy and the M/T Stenaweco Evolution.  All of our vessels are IMO certified and are capable of carrying a wide variety of oil products including chemical cargos which we believe make our vessels attractive to a wide base of charterers.

We intend to continue to review the market in order to identify potential acquisition targets in line with our strategy.

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

1

Our Current Fleet

The following tables present our fleet list as of the date of this prospectus:

MR Tanker vessels:

Name	Deadweight	Vessel Type	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Stenaweco Energy***	50,000	Medium Range (“MR”) Tanker	Stena Weco A/S	February 2021	1+1 years	$15,616 / $17,350 / $18,100
M/T Stenaweco Evolution***	50,000	Medium Range (“MR”) Tanker	Stena Weco A/S	October 2021	1+1 years	$15,516 / $17,200 / $18,000
M/T Eco Fleet*	39,000	Medium Range (“MR”) Tanker	Clearlake Shipping Pte Ltd	April 2022	1+1 years	$12,600 1st year, $13,100 2nd year and $13,600 3rd year / $14,350 / $15,600
M/T Eco Revolution*	39,000	Medium Range (“MR”) Tanker	BP Shipping Limited	January 2021	1+1 years	$13,500 / $16,000 / $16,750
M/T Stenaweco Excellence**	50,000	Medium Range (“MR”) Tanker	Stena Weco A/S	November 2020	1+1 years	$16,200 / $17,200 / $18,000
M/T Nord Valiant**	50,000	Medium Range (“MR”) Tanker	DS Norden A/S	August 2021	1+1 years	$16,800 / $17,600 / $18,400
M/T Stenaweco Elegance*	50,000	Medium Range (“MR”) Tanker	Stena Weco A/S	March 2021	1+1 years	$16,500 / $17,500 / $18,500
M/T Eco Palm Desert*	50,000	Medium Range (“MR”) Tanker	Shell Tankers Singapore Private Limited	September 2021	1 year	$13,300 plus 50% profit share/ $13,950 plus 50% profit share
M/T Eco California**	50,000	Medium Range (“MR”) Tanker	Shell Tankers Singapore Private Limited	January 2021	1 year	$13,750 plus 50% profit share/ $13,950 plus 50% profit share
M/T Eco Marina Del Ray**	50,000	Medium Range (“MR”) Tanker	Cargill	March 2024	-	$15, 100

2

Suezmax Vessels:

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air**	157,000	BP Shipping Limited	April 2020	1+1 years	$24,500 / $27,500 / $29,000
M/T Eco Beverly Hills**	157,000	BP Shipping Limited	May 2020	1+1 years	$24,500 / $27,500 / $29,000

Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Holmby Hills	50,000	Clearlake Shipping Pte Ltd	March 2021	1+1 years	$14,600 up to March 2020 and $15,025 thereafter / $15,400 / $16,400
M/T Eco Palm Springs	50,000	Clearlake Shipping Pte Ltd	May 2021	1+1 years	$14,750 up to May 2020 and $15,175 thereafter / $15,550 / $16,550

*This vessel is owned by the Company

**The Company has a sale and leaseback agreement for this vessel, treated as a financing

*** The Company has a sale and leaseback agreement for this vessel, treated as an operating lease

All the vessels in our fleet are equipped with engines of modern design and with improvements in the hull, propellers and other parts of the vessel to decrease fuel consumption and reduce emissions. Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology should make these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore three of our vessels have scrubbers installed.

Recent Developments

We entered into sale and leaseback agreements with Oriental Fleet International Company Limited, a non-affiliated party, for M/T Stenaweco Excellence on July 15, 2019, and for both M/T Stenaweco Energy and M/T Stenaweco Evolution on August 30, 2019. The sale of the M/T Stenaweco Excellence was on July 15, 2019 and we expect to conclude sale of the last two vessels in the fourth quarter of 2019. Following the sale, we have bareboat chartered back the M/T Stenaweco Excellence for a period of ten years at a bareboat hire rates comprising of financing principal based on straight-line amortization plus interest based on the three months Libor plus 3.90% per day. As part of this transaction, we have continuous options, after the third year, to buy back the vessels at purchase prices stipulated in the bareboat agreements depending on when the option is exercised and at the end of the ten year period we have an obligation to purchase the vessels. The gross proceeds from the sale of the M/T Stenaweco Excellence were $25.6 million. The sale and leaseback agreement for the last two vessels will be on similar terms, with the gross proceeds to be finally determined around the sale date.

The abovementioned sale and leaseback transactions contain, customary covenants and event of default clauses, including cross-default provisions and restrictive covenants and performance requirements. The sale and leaseback agreements with Oriental Fleet International Company Limited will be accounted as financing transactions, since control will remain with us and the vessels will continue to be recorded as assets on our balance sheet. In addition we have the obligation to repurchase the vessels.

From July 25 to October 21, 2019, we redeemed 9,874 of Series E Preferred Shares for $11.4 million.

On August 22, 2019, we effected a 1-for-20 reverse stock split of our common shares. There was no change in the number of our authorized common shares. All share amounts in this prospectus, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.

3

On September 13, 2019, we closed an underwritten public offering of an aggregate of 1,580,000 common shares (or pre-funded warrants to purchase common shares in lieu thereof (the “Pre-Funded Warrants”)), warrants (the “Traditional Warrants”) to purchase up to 1,790,000 of our common shares and an overallotment option of up to 237,000 common shares. This resulted in gross proceeds of $10.5 million  before deducting underwriting discounts, commissions and other offering expenses. Gross proceeds amount includes the partial exercise of 85,000 common shares of the underwriter’s over-allotment option granted in connection with the offering. From September 13, to October 17 2019, 1,243,270 common shares were issued pursuant to the cashless exercise of the same number of Traditional Warrants.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed Top Ships Inc.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.” The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our registered office is +30 210 812 8180. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $200,000,000 of our:

1.	common shares, including related preferred stock purchase rights;
2.	preferred shares;
3.	debt securities;
4.	warrants;
5.	purchase contracts;
6.	rights; and
7.	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 28, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein.  Please see the section of this prospectus entitled “Where You Can Find Additional Information.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus, the words “anticipate,” “believe,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” and similar expressions identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these assumptions and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the shipping market, including the effect of changes in the Organization of the Petroleum Exporting Countries’ petroleum production levels and worldwide oil consumption and storage, changes in regulatory requirements affecting vessel operations, changes in Top Ships Inc.’s operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, changes in the price of our capital investments, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists, and other important factors described from time to time in the reports filed by us with the Commission.

See the section entitled “Risk Factors,” beginning on page 4, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

6

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities by us as set forth in the applicable prospectus supplement.

7

CAPITALIZATION

Each prospectus supplement will include information on our consolidated capitalization.

8

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus, through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Securities Exchange Act of 1934, or the Exchange Act, may apply to sales by any broker dealers or other persons acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

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At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF CAPITAL STOCK

You should carefully review the description of our share capital under the heading “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, which is incorporated by reference herein.

Share Capital

Between January 1, 2019 and the date of this prospectus we have issued 97,350 common shares pursuant to exercises of 1,947,000 of our 2018 Warrants for gross proceeds of $1.5 million and 337,036 common shares pursuant to exercises of 1,268,000 of our 2014 Warrants for gross proceeds of $3.2 million.

On September 13, 2019, we closed an underwritten public offering of an aggregate of 1,580,000 common shares (or pre-funded warrants to purchase common shares in lieu thereof (the “Pre-Funded Warrants”)), warrants (the “Traditional Warrants”) to purchase up to 1,790,000 of our common shares and an overallotment option of up to 237,000 common shares. This resulted in gross proceeds of $10.5 million before deducting underwriting discounts, commissions and other offering expenses. Gross proceeds amount includes the partial exercise of 85,000 common shares of the underwriter’s over-allotment option granted in connection with the offering.  The remainder of such over-allotment option of up to 152,000 common shares shall continue in place until October 25, 2019.

For more information about the share capital of the Company please see Item 4. Information on the Company – A. History and Development of the Company found in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated herein by reference.

Authorized Capitalization

Our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, of which 4,493,528 shares were issued and outstanding as of October 21, 2019 and 20,000,000 preferred shares with par value of $0.01 of which 100,000 Series D Preferred Shares and 18,284 Series E Preferred Shares are issued and outstanding as of October 21, 2019. Our Board of Directors has the authority to establish such series of preferred stock and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred stock.

On September 14, 2016, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a shareholder rights plan, as set forth in a Stockholders Rights Agreement dated as of September 22, 2016, by and between us and Computershare Trust Company, N.A., as rights agent (now taken over by our new transfer agent, AST), described below under the section entitled “—Stockholders Rights Agreement”. In connection with the Stockholders Rights Agreement, we designated 1,000,000 shares as Series A Participating Preferred Stock, none of which are outstanding as of the date of this prospectus.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

We completed a one-for-ten reverse stock split of our issued and outstanding common shares effective on February 22, 2016, a one-for-twenty reverse stock split of our issued and outstanding common shares effective on May 11, 2017, a one-for-fifteen reverse stock split of our issued and outstanding common shares effective on June 23, 2017, a one-for-thirty reverse stock split of our issued and outstanding common shares effective on August 3, 2017, a one-for-two reverse stock split of our issued and outstanding common shares effective on October 6, 2017, a one-for-ten reverse stock split of our issued and outstanding common shares effective on March 26, 2018, and a one-for-twenty reverse stock split of our issued and outstanding common shares effective on August 22, 2019.

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Preferred Shares

Our Third Amended and Restated Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.

Series B Convertible Preferred Shares

On November 22, 2016, we completed a private placement of up to 3,160 Series B Convertible Preferred Shares for an aggregate principal amount of up to $3.0 million. The Selling Security holder purchased 1,579 Series B Convertible Preferred Shares at the initial closing of the Transaction and 527 Series B Convertible Preferred Shares on November 28, 2016 for a total of $2.0 million. The Selling Security holder waived the right to purchase any additional Series B Preferred Shares. The description of the Series B Preferred Shares is incorporated by reference from our registration statement on Form F-3 (333-215577). The description of the Series B Convertible Preferred Shares is subject to and qualified in its entirety by reference to the Securities Purchase Agreement, Certificate of Designation of the Series B Convertible Preferred Shares and Registration Rights Agreement entered into in connection with the private placement. Copies of the Securities Purchase Agreement, Certificate of Designation of the Series B Convertible Preferred Shares and Registration Rights Agreement have been filed as exhibits to our Report on Form 6-K filed with the Commission on November 23, 2016. The waiver agreement was filed as an exhibit to our Report on Form 6-K filed with the Commission on January 10, 2017. We issued 901 common shares in connection with the conversions of all of our Series B Convertible Preferred Shares, and there are currently no Series B Convertible Preferred Shares outstanding.

Series C Convertible Preferred Shares

On February 17, 2017, we closed a private placement with a non-U.S. institutional investor for the sale of 7,500 newly issued Series C Convertible Preferred Shares, which are convertible into our common shares, for $7.5 million pursuant to a securities purchase agreement, or the Series C Transaction.  The description of the Series C Preferred Shares is incorporated by reference from our registration statement on Form F-3 (333-215577). The description of the Series C Convertible Preferred Shares is subject to and qualified in its entirety by reference to the Securities Purchase Agreement and Statement of Designations, Preferences and Rights of the Series C Convertible Preferred Shares entered into in connection with the private placement. Copies of the Securities Purchase Agreement and Statement of Designations, Preferences and Rights of the Series C Convertible Preferred Shares have been filed as exhibits to our Report on Form 6-K filed with the Commission on February 21, 2017. We issued 45,232 common shares in connection with the conversions of all our Series C Convertible Preferred Shares, and there are currently no Series C Convertible Preferred Shares outstanding.

Series D Preferred Shares

On May 8, 2017, we issued 100,000 shares of Series D Preferred Shares to Tankers Family Inc., a company controlled by Lax Trust, which is an irrevocable trust established for the benefit of certain family members of Evangelos Pistiolis, our President, Chief Executive Officer and director, for $1,000 pursuant to a stock purchase agreement. Each Series D Preferred Share has the voting power of one thousand (1,000) common shares.

On April 21, 2017, we were informed by ABN Amro Bank that we were in breach of a loan covenant that requires that any member of the family of Mr. Evangelos Pistiolis, maintain an ownership interest (either directly and/or indirectly through companies beneficially owned by any member of the Pistiolis family and/or trusts or foundations of which any member of the Pistiolis family are beneficiaries) of 30% of our outstanding Common Shares. ABN Amro Bank requested that either the family of Mr. Evangelos Pistiolis maintain an ownership interest of at least 30% of the outstanding common shares or maintain a voting rights interest of above 50% in us. In order to regain compliance with the loan covenant, we issued the Series D Preferred Shares.

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The Series D Preferred Stock has the following characteristics:

Conversion. The Series D Preferred Shares are not convertible into common shares.

Voting. Each Series D Preferred Share has the voting power of 1,000 common shares.

Distributions. The Series D Preferred Shares shall have no dividend or distribution rights.

Maturity.  The Series D Preferred Shares shall expire and all outstanding Series D Preferred Shares shall be redeemed by us for par value on the date the currently outstanding loans with ABN Amro Bank and NORD/LB, or loans with any other financial institution, which contain covenants that require that any member of the family of Mr. Evangelos Pistiolis, maintain a specific minimum ownership interest (either directly and/or indirectly through companies or other entities beneficially owned by any member of the Pistiolis family and/or trusts or foundations of which any member of the Pistiolis family are beneficiaries) of our issued and outstanding common shares, respectively, are fully repaid or reach their maturity date. The Series D Preferred Shares shall not be otherwise redeemable.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, the Series D Preferred Shares shall have a liquidation preference of $0.01 per share.

Series E Convertible Preferred Stock

On April 1, 2019, we announced the sale of 27,129 newly issued Series E Perpetual Convertible Preferred Stock at a price of $1,000 per share to Family Trading Inc., a company affiliated with Evangelos Pistiolis in exchange for the full and final settlement of the loan facility between our Company and Family Trading dated December 23, 2015, as amended.  The following description of the Series E Perpetual Convertible Preferred Stock is subject to and qualified in its entirety by reference to the Certificate of Designation (the “Certificate of Designation”) of the Series E Perpetual Convertible Preferred Stock, which is incorporated by reference herein.

The Series E Perpetual Convertible Preferred Stock has the following characteristics:

Conversion. Each holder of Series E Perpetual Convertible Preferred Stock, at any time and from time to time, has the right, subject to certain conditions, to convert all or any portion of the Series E Perpetual Convertible Preferred Stock then held by such holder into our common shares at the conversion rate then in effect. Each Series E Perpetual Convertible Preferred Stock is convertible into the number of our common shares equal to the quotient of $1,000 plus any accrued and unpaid dividends divided by the lesser of the following four prices: (i) $20.00, (ii) 80% of the lowest daily VWAP of the Company’s common shares over the twenty consecutive trading days expiring on the trading day immediately prior to the date of delivery of a conversion notice, (iii) the conversion price or exercise price per share of any of the Company’s then outstanding convertible shares or warrants, (iv) the lowest issuance price of the Company’s common shares in any transaction from the date of the issuance the Series E Perpetual Preferred Stock onwards, but in no event will the conversion price be less than $0.60.

Limitations of Conversion. Holders of the shares of Series E Perpetual Convertible Preferred Stock shall be entitled to convert the Series E Perpetual Convertible Preferred Stock in full, regardless of the beneficial ownership percentage of the holder after giving effect to such conversion.

Voting.  The holders of Series E Perpetual Convertible Preferred Stock are entitled to the voting power of one thousand (1,000) common shares of the Company.  The holders of Series E Perpetual Convertible Preferred Stock and the holders of our common shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company. The holders of Series E Perpetual Convertible Preferred Stock have no special voting rights and their consent shall not be required for taking any corporate action.

Distributions. Upon any liquidation, dissolution or winding up of the Company, the holders of Series E Perpetual Convertible Preferred Stock shall be entitled to receive the net assets of the Company pari passu with the Common Shares.

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Redemption.  The Company at its option shall have the right to redeem a portion or all of the outstanding Series E Perpetual Convertible Preferred Stock. The Company shall pay an amount equal to one thousand dollars ($1,000) per each Series E Perpetual Convertible Preferred Stock, or the Liquidation Amount, plus a redemption premium equal to fifteen percent (15%) of the Liquidation Amount being redeemed if that redemption takes place up to and including March 29, 2020 and twenty percent (20%) of the Liquidation Amount being redeemed if that redemption takes place after March 29, 2020, plus an amount equal to any accrued and unpaid dividends on such Preferred Shares (collectively referred to as the “Redemption Amount”). In order to make a redemption, the Company shall first provide one business day advanced written notice to the holders of our intention to make a redemption, or the Redemption Notice, setting forth the amount it desires to redeem. After receipt of the Redemption Notice, the holders shall have the right to elect to convert all or any portion of its Series E Perpetual Convertible Preferred Stock. Upon the expiration of the one business day period, the Company shall deliver to each holder the Redemption Amount with respect to the amount redeemed after giving effect to conversions effected during the notice period.

The Series E Perpetual Convertible Preferred Stock shall not be subject to redemption in cash at the option of the holders thereof under any circumstance.

Dividends. The holders of outstanding Series E Perpetual Convertible Preferred Stock shall be entitled to receive out of funds legally available for the purpose, semi-annual dividends payable in cash on the last day of June and December in each year (each such date being referred to herein as a “Semi Annual Dividend Payment Date”), commencing on the first Semi Annual Dividend Payment Date in an amount per share (rounded to the nearest cent) equal to fifteen percent (15%) per year of the liquidation amount of the then outstanding Series E Perpetual Convertible Preferred Stock computed on the basis of a 365-day year and the actual days elapsed.

Accrued but unpaid dividends shall bear interest at fifteen percent (15%). Dividends paid on the Series E Perpetual Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Company’s Board of Directors may fix a record date for the determination of holders of Series E Perpetual Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Ranking. All shares of Series E Perpetual Convertible Preferred Stock shall rank pari passu with all classes of our common shares.

Shareholder Meetings

Under our Amended and Restated By-Laws, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time exclusively by our Board of Directors. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, as further amended, prohibit cumulative voting in the election of directors.

Our Board of Directors must consist of at least one member and not more than twelve, as fixed from time to time by the vote of not less than 66 2/3% of the entire board. Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors, and to members of any committee, for attendance at any meeting or for services rendered to us.

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Classified Board

Our Amended and Restated Articles of Incorporation provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our Company. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.

Election and Removal

Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws require parties other than our Board of Directors to give advance written notice of nominations for the election of directors. Our Third Amended and Restated Articles of Incorporation provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain mergers or consolidations or sales of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his shares is not available if for the shares of any class or series of shares, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of the articles, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates. On November 20, 2014, we amended our Amended and Restated By-Laws to provide that unless we consent in writing to the selection of alternative forum, the sole and exclusive forum for (i) any shareholders’ derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other of our employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the BCA, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the High Court of the Republic of the Marshall Islands, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Anti-takeover Provisions of our Charter Documents

Several provisions of our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

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Business Combinations

Our Third Amended and Restated Articles of Incorporation include provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the Board approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced;

•	at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the Board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder; and

•	the shareholder became an interested shareholder prior to the consummation of the initial public offering.

Limited Actions by Shareholders

Our Third Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders.

Our Third Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws provide that only our Board of Directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our Board of Directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Blank Check Preferred Stock

Under the terms of our Third Amended and Restated Articles of Incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our Company or the removal of our management.

Super-majority Required for Certain Amendments to Our By-Laws

On February 28, 2007, we amended our by-laws to require that amendments to certain provisions of our by-laws may be made when approved by a vote of not less than 66 2/3% of the entire Board of Directors. These provisions that require not less than 66 2/3% vote of our Board of Directors to be amended are provisions governing: the nature of business to be transacted at our annual meetings of shareholders, the calling of special meetings by our Board of Directors, any amendment to change the number of directors constituting our Board of Directors, the method by which our Board of Directors is elected, the nomination procedures of our Board of Directors, removal of our Board of Directors and the filling of vacancies on our Board of Directors.

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Stockholders Rights Agreement

On September 14, 2016, our Board of Directors declared a dividend of one preferred share purchase right, or a Right, for each outstanding common share and adopted a shareholder rights plan, as set forth in the Stockholders Rights Agreement dated as of September 22, 2016, or the Rights Agreement, by and between us and Computershare Trust Company, N.A. (now taken over by our new transfer agent, AST), as rights agent.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common shares without the approval of our Board of Directors. If a shareholder’s beneficial ownership of our common shares as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold, that shareholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the shareholder increases its ownership percentage by 1% or more.

The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board of Directors can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which is an exhibit to the Form 8-A filed by us on September 22, 2016 and incorporated herein by reference. The foregoing description of the Rights Agreement is qualified in its entirety by reference to such exhibit.

The Rights. The Rights trade with, and are inseparable from, our common shares. The Rights are evidenced only by certificates that represent our common shares. New Rights will accompany any new of our common shares issued after October 5, 2016 until the Distribution Date described below.

Exercise Price. Each Right allows its holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, or a Series A Preferred Share, for $50.00, or the Exercise Price, once the Rights become exercisable. This portion of a Series A Preferred Share will give the shareholder approximately the same dividend, voting and liquidation rights as would one common share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights are not exercisable until ten days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Exchange Act—are treated as beneficial ownership of the number of our common shares equivalent to the economic exposure created by the derivative position, to the extent our actual common shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

For persons who, prior to the time of public announcement of the Rights Agreement, beneficially own 15% or more of our outstanding common shares, the Rights Agreement “grandfathers” their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, our common share certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of our common shares will constitute a transfer of Rights. After that date, the Rights will separate from our common shares and will be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of our common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.

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Series A Preferred Share Provisions

Each one one-thousandth of a Series A Preferred Share, if issued, will, among other things:

•	not be redeemable;

•	entitle holders to quarterly dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in our common shares or a subdivision of the our outstanding common shares (by reclassification or otherwise), declared on our common shares since the immediately preceding quarterly dividend payment date; and

•	entitle holders to one vote on all matters submitted to a vote of our shareholders.

The value of one one-thousandth interest in a Series A Preferred Share should approximate the value of one common share.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If an Acquiring Person obtains beneficial ownership of 15% or more of our common shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares (or, in certain circumstances, cash, property or other of our securities) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

•	Flip Over. If, after an Acquiring Person obtains 15% or more of our common shares, (i) we merge into another entity; (ii) an acquiring entity merges into us; or (iii) we sell or transfer 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

•	Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Redemption. Our Board of Directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock dividend or a stock split.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common shares, the Board may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the Acquiring Person. In certain circumstances, we may elect to exchange the Rights for cash or other of our securities having a value approximately equal to one common share.

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Expiration. The Rights expire on the earliest of (i) September 22, 2026; or (ii) the redemption or exchange of the Rights as described above.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Series A Preferred Shares, the number of Series A Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series A Preferred Shares or our common shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Taxes. The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

2014 Warrants

Our 2014 Warrants contained certain anti-dilution provisions, which were triggered as a result of the reverse stock split, Series B Transaction, the Equity Line Offering, Series C Transaction, First Purchase Agreement, Second Purchase Agreement and Amended Family Trading Credit Facility. As of the date of this prospectus, all 2014 Warrants have expired. As of the date of this prospectus, an aggregate 4,621,611 of the 2014 Warrants have been exercised for a total issuance of 347,997 common shares and all the 2014 Warrants have expired.

2018 Warrants

On October 26, 2018, the Company priced a public offering of 100,000 common shares, and warrants to purchase 175,000 common shares (the “2018 Warrants”), at $30.00 per common share and $0.0002 per warrant. The 2018 Warrants had an exercise price of $30.00 per share and expired four months from the date of issuance. Each warrant granted the warrant holder the option to purchase one common share of the Company at any time within the abovementioned term. By February 25, 2019, all of the 2018 Warrants were exercised for 175,000 common shares and gross proceeds of $3.8 million.

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DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities that may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.”  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities that may be issued.  The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

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•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

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Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

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Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

2.	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

4.	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

6.	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7.	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

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An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

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Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.  We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of our securities purchasable upon exercise of such warrants;

•	the price at which our securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, preferred shares, common shares, rights or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares, common shares, and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee		$25,960
FINRA filing fee		$30,500
Nasdaq listing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Top Ships Inc.’s annual report on Form 20-F for the year ended December 31, 2018, have been audited by Deloitte Certified Public Accountants S.A.  an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

GOVERNMENT FILINGS

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.tops.org. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

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This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s website.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference in this prospectus the documents listed below which have been filed with the Commission:

•	Report on Form 6-K furnished with the Commission on September 3, 2019, which contains Management's Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements and related notes thereto for the Company, as of and for the six months ended June 30, 2019.

•	Report on Form 6-K, furnished with the Commission on April 1, 2019, which contains the description of the purchase of the Series E Convertible Preferred Stock, the Certificate of Designation of the Series E Convertible Preferred Stock and the stock purchase agreement.

•	Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 28, 2019, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of the initial filing of the registration statement of which this prospectus forms a part (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

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You may request a free copy of the above mentioned filing or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:

Top Ships Inc.

1 Vas. Sofias and Meg. Alexandrou Str,

15124 Maroussi, Greece

(011) 30 210 812-8180 (telephone number)

Information Provided by the Company

We will furnish holders of our common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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